Exhibit 99.1
SOURAV GHOSH Chief Financial Officer (240) 744-5267	JAIME MARCUS Investor Relations (240) 744-5117 ir@hosthotels.com

Host Hotels & Resorts, Inc. Reports Strong Third Quarter 2022 Operating Results

Acquires Four Seasons Resort and Residences Jackson Hole

BETHESDA, MD; November 2, 2022 – Host Hotels & Resorts, Inc. (NASDAQ: HST) (the “Company”), the nation’s largest lodging real estate investment trust (“REIT”), today announced results for third quarter of 2022.

Operating Results

(unaudited, in millions, except per share and hotel statistics)

	Quarter ended September 30,		Percent Change	Percent Change	Year-to-date ended September 30,		Percent Change	Percent Change
	2022	2021	vs. Q3 2021	vs. Q3 2019⁽²⁾	2022	2021	vs. 2021	vs. 2019⁽²⁾
Revenues	$1,189	$844	40.9%	(5.8)%	$3,644	$1,892	92.6%	(11.9)%
All Owned Hotel revenues ⁽¹⁾	1,187	798	48.7%	4.9%	3,609	1,884	91.6%	(3.1)%
All Owned Hotel Total RevPAR ⁽¹⁾	306.11	206.75	48.1%	3.8%	313.58	164.64	90.5%	(4.1)%
All Owned Hotel RevPAR ⁽¹⁾	192.06	135.28	42.0%	1.4%	193.38	106.56	81.5%	(4.4)%

Net income (loss)	$116	$(120)	N/M		$494	$(334)	N/M
EBITDAre⁽¹⁾	328	179	83.2%		1,140	295	286.4%
Adjusted EBITDAre⁽¹⁾	328	177	85.3%		1,134	290	291.0%

Diluted earnings (loss) per common share	0.16	(0.17)	N/M		0.68	(0.47)	N/M
NAREIT FFO per diluted share⁽¹⁾	0.38	0.20	90.0%		1.35	0.33	309.1%
Adjusted FFO per diluted share⁽¹⁾	0.38	0.20	90.0%		1.35	0.33	309.1%

* Additional detail on the Company’s results, including data for 22 domestic markets, is available in the Third Quarter 2022 Supplemental Financial Information on the Company’s website at www.hosthotels.com.

James F. Risoleo, President and Chief Executive Officer, said, “During the third quarter, we continued to see strong positive operating trends. RevPAR was $192 for the quarter, representing a 1.4% increase over the third quarter of 2019, the second consecutive quarter of improvement in comparison to 2019. Our results this quarter were driven by continued rate strength, with an increase of 15.8% compared to the same period in 2019, despite typical seasonality and shifting business and market mix.”

Risoleo continued, “In November, we completed another acquisition, buying the Four Seasons Resort and Residences Jackson Hole for $315 million. We are pleased to further diversify our portfolio with one of only a handful of ski-in/ski-out luxury resorts in the United States. The hotel is situated in close proximity to Yellowstone and Grand Teton National Parks in a year-round market with shrinking shoulder seasons, severely restricted supply and a history of strong RevPAR

(1)
NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share, EBITDAre, Adjusted EBITDAre and All Owned Hotel revenues are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the Notes to Financial Information on why the Company believes these supplemental measures are useful, reconciliations to the most directly comparable GAAP measure, and the limitations on the use of these supplemental measures. Additionally, All Owned Hotel results and statistics include adjustments for dispositions and acquisitions. See Hotel Operating Data for RevPAR results of the portfolio based on the Company's ownership period, without these adjustments.
(2)
Presentation includes comparisons to 2019 operating results in order to allow investors to better understand the trajectory and timing of any recovery from the COVID-19 impacts on hotel operations.

N/M = Not Meaningful

HOST HOTELS & RESORTS, INC. NEWS RELEASE	November 2, 2022

growth. This acquisition further demonstrates Host’s ability to utilize our strong balance sheet to improve the quality and EBITDA growth profile of our portfolio. As a result, we believe that Host is well-positioned for future growth.”

Highlights:

•
All Owned Hotel Total RevPAR was $306.11 and All Owned Hotel RevPAR was $192.06 in the third quarter, a 3.8% and 1.4% increase, respectively, over third quarter of 2019. Average room rates were 15.8% above third quarter 2019, driven by continued strong leisure demand, while also benefiting from growth in urban markets, driven by increased group and business travel.
•
Generated GAAP net income of $116 million in the third quarter and GAAP operating profit margin for the quarter was 12.4%, an improvement of 150 basis points compared to the third quarter of 2019.
•
Achieved All Owned Hotel EBITDA of $341 million and Adjusted EBITDAre of $328 million, both of which exceeded 2019 third quarter results.
•
The strong improvement in rate and more normalized staffing levels led to All Owned Hotel EBITDA margin of 28.7% for the third quarter, exceeding the third quarter 2019 margin by 250 basis points. GAAP operating profit margin and All Owned Hotel EBITDA margin benefited from receipt of business interruption insurance proceeds of $10 million related to the Orlando World Center Marriott, which, net of management fees, increased margins by 60 basis points.
•
During the third quarter, sold the Chicago Marriott Suites Downers Grove for $16 million, including $2 million of furniture fixtures & equipment ("FF&E") funds retained by the Company. The hotel was expected to have capital expenditures needs of approximately $15 million within the next five years.
•
Subsequent to quarter end, acquired the 125-room Four Seasons Resort and Residences Jackson Hole for $315 million. The luxury ski resort in Jackson Hole, Wyoming also features an additional 44 private residences, the owners of which may participate in a rental program through the resort. The resort, located steps from the gondola at the base of the Jackson Hole Mountain Resort, offers nearly 9,000 square feet of indoor meeting space, three upscale food and beverage outlets plus a pool café, two retail outlets and a 16-treatment room alpine spa.

Balance Sheet

The Company maintains a robust balance sheet, with the following balances at September 30, 2022:

•
Total assets of $12.2 billion.
•
Debt balance of $4.2 billion, with an average maturity of 4.8 years, an average interest rate of 4.1%, and no significant maturities until 2024.
•
Total available liquidity of approximately $2.6 billion, including FF&E escrow reserves of $187 million and $1.5 billion available under the revolver portion of the credit facility. Following the cash acquisition of the Four Seasons Resort and Residences Jackson Hole that was completed subsequent to quarter end, the Company's total available liquidity was approximately $2.2 billion.

Dividend

The Company paid a third quarter cash dividend of $0.12 per share on its common stock on October 17, 2022 to stockholders of record on September 30, 2022. All future dividends are subject to approval by the Company’s Board of Directors. During the third quarter, the Board of Directors authorized an increase in the Company’s share repurchase program to $1 billion. No shares were repurchased during the third quarter under the program.

Operating Results

•
All Owned Hotel RevPAR surpassed third quarter 2019 RevPAR, as strong leisure demand for resorts and hotels located in the Company’s Sunbelt markets and Hawaii continued. Results also benefited from group revenues surpassing third quarter 2019, as group demand improved quarter over quarter and rates exceeded 2019.
•
Food and beverage revenues for the Company's current portfolio exceeded 2019 for the first time since the onset of the pandemic, improving approximately 3.8%, compared to the third quarter of 2019. Banquet and Catering revenues improved 6% compared to 2019 driven by higher contributions from group business, and outlet revenues also exceeded 2019.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	November 2, 2022

•
Hiring pace improved in the third quarter compared to the second quarter, leading to staffing more aligned with operators' desired levels.
•
While the majority of the Company’s properties in Florida were affected by Hurricane Ian in September, the most significant damage sustained during the storm occurred at The Ritz-Carlton, Naples and Hyatt Regency Coconut Point Resort and Spa. Due to evacuation mandates and/or loss of commercial power, five of the Company’s properties in Florida were temporarily closed, three of which reopened within days. Due to proximity of the event to quarter end, operating results for the third quarter 2022 were not materially impacted, however the impact will carry into the fourth quarter as well as into 2023, as The Ritz-Carlton, Naples and Hyatt Regency Coconut Point Resort and Spa remain closed. The Company is still evaluating the complete property and business interruption impacts of the storm. Despite a brief loss of commercial power and damage to the property’s grounds, pools and amenities, the Hyatt Regency Coconut Point has remained open to first responders and the hotel is expected to reopen to guests in mid-November, as a phased reopening, with the waterpark reopening during the second quarter of 2023. The Ritz-Carlton, Naples is expected to remain closed for the remainder of the year and into 2023, with a phased reopening strategy being evaluated.

Hotel Business Mix Update

The Company’s customers fall into three broad groups: transient, group and contract business, which accounted for approximately 61%, 35%, and 4%, respectively, of its 2019 room sales.

While leisure demand continued to contribute to improvements in the third quarter compared to 2019, group demand also moved closer to 2019 levels, while maintaining a strong increase in rate compared to the third quarter of 2019. The following are the sequential results for transient, group and contract business in comparison to 2019 performance, for the Company's current portfolio:

	Quarter ended September 30, 2022			Quarter ended June 30, 2022
	Transient	Group	Contract	Transient	Group	Contract
Room nights (in thousands)	1,557	991	151	1,581	1,116	138
Percentage change in room nights vs. same period in 2019	(18.4)%	(2.6)%	21.2%	(10.3)%	(8.4)%	12.4%
Rooms Revenues (in millions)	$487	$229	$28	$529	$289	$26
Percentage change in revenues vs. same period in 2019	1.7%	3.3%	9.4%	9.7%	(2.9)%	2.1%

Capital Expenditures

The following presents the Company’s capital expenditures spend for the third quarter and the forecast for full year 2022 (in millions):

	Year-to-date ended September 30, 2022	2022 Full Year Forecast

	Actual	Low-end of range	High-end of range
ROI - Marriott Transformational Capital Program	$70	$90	$115
ROI - All other ROI projects	170	230	240
Total ROI project spend	240	320	355
Renewals and Replacements	117	180	220
Total Capital Expenditures	$357	$500	$575

The Company invested heavily in capital expenditures in the early phases of recovery in order to minimize future disruption and believes these renovations will position these hotels to capture additional revenue during the lodging recovery. In 2022, the Company expects to complete renovations to 4,000 guestrooms, approximately 33,000 square feet of meeting space and approximately 81,000 square feet of public space. The Company received $1 million of operating profit guarantees in the third quarter and $8 million year-to-date and expects to receive approximately $10 million in total operating profit guarantees in 2022 under the Marriott Transformational Capital Program. Fifteen of the 16 properties in the program are expected to be substantially complete by the end of 2022, with Washington Marriott at Metro Center expected to complete in the first half of 2023.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	November 2, 2022

2022 Outlook

The Company estimates, based on information currently available, that Hurricane Ian will negatively impact its full year revenues by approximately $42 million, of which $36 million is in the fourth quarter, All Owned Hotel RevPAR by 70 basis points, but have a 250 basis points impact in the fourth quarter, and net income and Adjusted EBITDAre by $20 million, of which $17 million is in the fourth quarter. Full Year 2022 Guidance for operating profit margin under GAAP and All Owned Hotel EBITDA margin have also been reduced by 30 basis points and 10 basis points, respectively, due to the estimated impact of Hurricane Ian. As a result, the Company anticipates its full year 2022 operating results, as compared to 2021 and 2019, will be in the following range:

	Full Year 2022 Guidance⁽¹⁾
	Low-end of range	High-end of range	Change vs. 2021	Change vs. 2019
All Owned Hotel Total RevPAR	$313	$316	70.0% to 71.7%	(4.0)% to (3.0)%
All Owned Hotel RevPAR	193	195	63.7% to 65.4%	(3.75)% to (2.75)%
Total revenues under GAAP	4,855	4,903	68.0% to 69.7%	(11.2)% to (10.3)%
Operating profit margin under GAAP	15.3%	15.8%	2,400 bps to 2,450 bps	70 bps to 120 bps
All Owned Hotel EBITDA margin	31.6%	31.9%	820 bps to 850 bps	190 bps to 220 bps

___________

(1) All Owned Hotel guidance does not include the results of the Four Seasons Resort and Residences Jackson Hole, acquired on November 1, 2022.

Based upon the above parameters, the Company estimates its full year 2022 guidance as follows:

	Full Year 2022 Guidance
	Low-end of range	High-end of range
Net income (in millions)	$617	$645
Adjusted EBITDAre (in millions)	1,470	1,500
Diluted earnings per common share	0.85	0.89
NAREIT FFO per diluted share	1.75	1.79
Adjusted FFO per diluted share	1.75	1.79

See the 2022 Full Year Forecast Schedule and the Notes to Financial Information for items that may affect forecast results.

About Host Hotels & Resorts

Host Hotels & Resorts, Inc. is an S&P 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 73 properties in the United States and five properties internationally totaling approximately 42,200 rooms. The Company also holds non-controlling interests in seven domestic and one international joint ventures. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Four Seasons®, Swissôtel®, ibis® and Novotel®, as well as independent brands. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements which include, but may not be limited to, our expectations regarding the impact of the COVID-19 pandemic on our business, the recovery of travel and the lodging industry, the impact of Hurricane Ian and 2022 estimates with respect to our business are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the duration and scope of the COVID-19 pandemic and its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic, including limiting travel or the size of gatherings; general economic uncertainty in U.S. markets where we own hotels and a worsening of economic conditions or low levels of economic growth in these markets; other changes (apart from the COVID-19 pandemic) in national and local economic and business conditions and other factors such as natural disasters and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such

HOST HOTELS & RESORTS, INC. NEWS RELEASE	November 2, 2022

as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 2, 2022 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

* This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

HOST HOTELS & RESORTS, INC. NEWS RELEASE	November 2, 2022

Host Hotels & Resorts, Inc., herein referred to as “we,” “Host Inc.,” or the “Company,” is a self-managed and self-administered real estate investment trust that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of September 30, 2022, which are non-controlling interests in Host LP in our consolidated balance sheets and are included in net (income) loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

2022 OPERATING RESULTS	PAGE NO.
Condensed Consolidated Balance Sheets (unaudited) September 30, 2022 and December 31, 2021	7
Condensed Consolidated Statements of Operations (unaudited) Quarter and Year-to-date ended September 30, 2022 and 2021	8
Earnings (Loss) per Common Share (unaudited) Quarter and Year-to-date ended September 30, 2022 and 2021	9
Hotel Operating Data
Hotel Operating Data for Consolidated Hotels (by Location)	10

Schedule of All Owned Hotel Results	15
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre	18
Reconciliation of Diluted Earnings (Loss) per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share	19
2022 FORECAST INFORMATION
Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2022 Forecasts	20
Schedule of All Owned Hotel Results for Full Year 2022 Forecasts	21
Notes to Financial Information	22

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Balance Sheets

(unaudited, in millions, except shares and per share amounts)

	September 30, 2022	December 31, 2021

ASSETS
Property and equipment, net	$9,481	$9,994
Right-of-use assets	558	551
Assets held for sale	—	270
Due from managers	118	113
Advances to and investments in affiliates	138	42
Furniture, fixtures and equipment replacement fund	187	144
Notes receivable	413	—
Other	389	431
Cash and cash equivalents	883	807
Total assets	$12,167	$12,352

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY
Debt⁽¹⁾
Senior notes	$3,113	$3,109
Credit facility, including the term loans of $998 and $997, respectively	993	1,673
Mortgage and other debt	108	109
Total debt	4,214	4,891
Lease liabilities	570	564
Accounts payable and accrued expenses	162	85
Due to managers	74	42
Other	165	198
Total liabilities	5,185	5,780

Redeemable non-controlling interests - Host Hotels & Resorts, L.P.	165	126

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $0.01, 1,050 million shares authorized, 714.9 million shares and 714.1 million shares issued and outstanding, respectively	7	7
Additional paid-in capital	7,738	7,702
Accumulated other comprehensive loss	(77)	(76)
Deficit	(856)	(1,192)
Total equity of Host Hotels & Resorts, Inc. stockholders	6,812	6,441
Non-redeemable non-controlling interests—other consolidated partnerships	5	5
Total equity	6,817	6,446
Total liabilities, non-controlling interests and equity	$12,167	$12,352

___________

(1)
Please see our Third Quarter 2022 Supplemental Financial Information for more detail on our debt balances and financial covenant ratios under our credit facility and senior notes indentures.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Statements of Operations

(unaudited, in millions, except per share amounts)

	Quarter ended September 30,		Year-to-date ended September 30,
	2022	2021	2022	2021
Revenues
Rooms	$746	$557	$2,251	$1,237
Food and beverage	330	191	1,032	405
Other	113	96	361	250
Total revenues	1,189	844	3,644	1,892
Expenses
Rooms	190	150	539	324
Food and beverage	230	146	675	313
Other departmental and support expenses	300	252	873	621
Management fees	48	27	150	59
Other property-level expenses	90	82	252	239
Depreciation and amortization	164	263	498	597
Corporate and other expenses⁽¹⁾	29	24	77	73
Gain on insurance and business interruption settlements	(10)	(5)	(17)	(5)
Total operating costs and expenses	1,041	939	3,047	2,221
Operating profit (loss)	148	(95)	597	(329)
Interest income	10	1	17	2
Interest expense	(40)	(43)	(113)	(128)
Other gains	5	2	19	4
Equity in earnings (losses) of affiliates	(1)	2	3	36
Income (loss) before income taxes	122	(133)	523	(415)
Benefit (provision) for income taxes	(6)	13	(29)	81
Net income (loss)	116	(120)	494	(334)
Less: Net (income) loss attributable to non- controlling interests	(2)	1	(8)	3
Net income (loss) attributable to Host Inc.	$114	$(119)	$486	$(331)
Basic and diluted earnings (loss) per common share	$0.16	$(0.17)	$0.68	$(0.47)

___________

(1)
Corporate and other expenses include the following items:

	Quarter ended September 30,		Year-to-date ended September 30,
	2022	2021	2022	2021

General and administrative costs	$20	$20	$58	$60
Non-cash stock-based compensation expense	9	4	19	13
Total	$29	$24	$77	$73

HOST HOTELS & RESORTS, INC.

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 30,		Year-to-date ended September 30,
	2022	2021	2022	2021
Net income (loss)	$116	$(120)	$494	$(334)
Less: Net (income) loss attributable to non- controlling interests	(2)	1	(8)	3
Net income (loss) attributable to Host Inc.	$114	$(119)	$486	$(331)

Basic weighted average shares outstanding	714.9	713.9	714.7	709.0
Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market	2.7	—	2.7	—
Diluted weighted average shares outstanding⁽¹⁾	717.6	713.9	717.4	709.0
Basic and diluted earnings (loss) per common share	$0.16	$(0.17)	$0.68	$(0.47)

___________

(1)
Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)(2)

All Owned Hotel Results by Location Compared to 2021

	As of September 30, 2022		Quarter ended September 30, 2022				Quarter ended September 30, 2021
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	2,007	$565.30	73.6%	$416.12	$643.06	$514.34	82.8%	$425.86	$635.28	(2.3)%	1.2%
Miami	2	1,033	457.43	50.2	229.66	427.55	424.80	53.9	229.17	390.19	0.2	9.6
Jacksonville	1	446	487.53	67.0	326.67	707.75	465.60	68.7	319.90	683.35	2.1	3.6
Florida Gulf Coast	5	1,850	330.56	53.9	178.01	340.62	314.16	45.2	141.93	286.62	25.4	18.8
Orlando	2	2,448	327.78	61.4	201.23	427.58	332.90	37.4	124.35	228.19	61.8	87.4
Phoenix	4	1,822	251.77	58.1	146.25	372.05	245.88	57.7	141.92	321.83	3.0	15.6
Los Angeles/ Orange County	3	1,067	303.74	86.4	262.42	372.72	263.40	72.4	190.80	263.83	37.5	41.3
New York	2	2,486	309.77	84.3	260.99	351.90	238.23	45.3	107.97	138.91	141.7	153.3
San Diego	3	3,288	292.38	85.4	249.83	440.67	247.61	72.1	178.55	281.14	39.9	56.7
Austin	2	767	233.32	68.3	159.46	289.77	210.96	58.1	122.67	207.76	30.0	39.5
Philadelphia	2	810	221.65	85.9	190.48	286.56	191.85	79.1	151.74	223.07	25.5	28.5
Washington, D.C. (CBD)	5	3,238	237.56	65.7	156.01	223.72	185.06	37.1	68.65	96.94	127.3	130.8
Chicago	3	1,562	263.27	79.3	208.86	286.41	200.33	63.2	126.61	159.82	65.0	79.2
Seattle	2	1,315	264.88	81.9	216.97	274.62	202.49	53.5	108.25	130.03	100.4	111.2
San Francisco/ San Jose	6	4,162	244.45	71.3	174.35	249.76	165.10	50.0	82.54	105.04	111.2	137.8
Boston	2	1,495	263.46	63.8	167.99	223.00	202.75	60.3	122.31	149.10	37.3	49.6
Northern Virginia	2	916	214.33	67.2	144.06	219.78	187.15	58.9	110.22	162.40	30.7	35.3
Atlanta	2	810	183.46	72.8	133.57	199.97	163.07	64.8	105.67	146.59	26.4	36.4
San Antonio	2	1,512	190.72	64.5	122.96	194.39	181.30	55.8	101.18	149.13	21.5	30.3
New Orleans	1	1,333	163.33	63.6	103.87	158.20	136.76	54.3	74.30	91.66	39.8	72.6
Denver	3	1,340	197.50	76.5	151.18	214.65	169.25	65.4	110.75	141.64	36.5	51.5
Houston	5	1,942	176.72	62.1	109.74	149.01	149.60	66.6	99.67	133.88	10.1	11.3
Other	9	2,936	261.04	63.6	166.04	240.26	250.39	55.3	138.36	193.81	20.0	24.0
Domestic	72	40,585	278.18	69.9	194.55	311.41	244.92	56.6	138.57	211.96	40.4	46.9

International	5	1,499	200.98	62.0	124.66	162.44	90.99	51.4	46.77	66.43	166.5	144.5
All Locations	77	42,084	275.73	69.7	192.06	306.11	239.89	56.4	135.28	206.75	42.0	48.1

All Owned Hotel Results by Location Compared to 2019

	As of September 30, 2022		Quarter ended September 30, 2022				Quarter ended September 30, 2019
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	2,007	$565.30	73.6%	$416.12	$643.06	$385.51	91.5%	$352.78	$554.15	18.0%	16.0%
Miami	2	1,033	457.43	50.2	229.66	427.55	259.69	76.2	197.80	341.68	16.1	25.1
Jacksonville	1	446	487.53	67.0	326.67	707.75	363.69	69.0	251.05	516.90	30.1	36.9
Florida Gulf Coast	5	1,850	330.56	53.9	178.01	340.62	242.93	61.6	149.63	302.07	19.0	12.8
Orlando	2	2,448	327.78	61.4	201.23	427.58	250.13	61.0	152.55	315.38	31.9	35.6
Phoenix	4	1,822	251.77	58.1	146.25	372.05	197.07	57.9	114.19	287.59	28.1	29.4
Los Angeles/ Orange County	3	1,067	303.74	86.4	262.42	372.72	271.42	86.6	235.06	344.41	11.6	8.2
New York	2	2,486	309.77	84.3	260.99	351.90	291.70	92.3	269.15	381.03	(3.0)	(7.6)
San Diego	3	3,288	292.38	85.4	249.83	440.67	256.92	83.5	214.41	372.78	16.5	18.2
Austin	2	767	233.32	68.3	159.46	289.77	213.65	84.4	180.39	304.72	(11.6)	(4.9)
Philadelphia	2	810	221.65	85.9	190.48	286.56	207.13	88.2	182.60	295.52	4.3	(3.0)
Washington, D.C. (CBD)	5	3,238	237.56	65.7	156.01	223.72	211.15	84.4	178.19	254.63	(12.4)	(12.1)
Chicago	3	1,562	263.27	79.3	208.86	286.41	232.68	87.4	203.30	288.11	2.7	(0.6)
Seattle	2	1,315	264.88	81.9	216.97	274.62	260.45	90.2	234.96	291.64	(7.7)	(5.8)
San Francisco/ San Jose	6	4,162	244.45	71.3	174.35	249.76	270.46	84.9	229.73	308.58	(24.1)	(19.1)
Boston	2	1,495	263.46	63.8	167.99	223.00	246.21	89.9	221.40	302.19	(24.1)	(26.2)
Northern Virginia	2	916	214.33	67.2	144.06	219.78	213.63	76.6	163.58	237.84	(11.9)	(7.6)
Atlanta	2	810	183.46	72.8	133.57	199.97	165.72	83.6	138.47	222.85	(3.5)	(10.3)
San Antonio	2	1,512	190.72	64.5	122.96	194.39	165.01	66.6	109.84	155.81	11.9	24.8
New Orleans	1	1,333	163.33	63.6	103.87	158.20	156.82	77.0	120.78	175.05	(14.0)	(9.6)
Denver	3	1,340	197.50	76.5	151.18	214.65	184.28	84.5	155.64	218.16	(2.9)	(1.6)
Houston	5	1,942	176.72	62.1	109.74	149.01	170.32	67.0	114.07	159.84	(3.8)	(6.8)
Other	9	2,936	261.04	63.6	166.04	240.26	198.34	79.1	156.91	241.19	5.8	(0.4)
Domestic	72	40,585	278.18	69.9	194.55	311.41	240.95	79.7	191.95	299.74	1.4	3.9

International	5	1,499	200.98	62.0	124.66	162.44	159.14	75.9	120.86	166.88	3.1	(2.7)
All Locations	77	42,084	275.73	69.7	192.06	306.11	238.14	79.5	189.39	294.96	1.4	3.8

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)(2) (cont.)

All Owned Hotel Results by Location Compared to 2021

	As of September 30, 2022		Year-to-date ended September 30, 2022				Year-to-date ended September 30, 2021
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	2,007	$559.15	76.0%	$424.91	$657.89	$470.97	67.4%	$317.20	$480.87	34.0%	36.8%
Miami	2	1,033	618.23	62.8	388.09	647.24	555.80	56.4	313.58	499.04	23.8	29.7
Jacksonville	1	446	533.33	69.5	370.85	799.91	506.77	57.8	293.02	587.76	26.6	36.1
Florida Gulf Coast	5	1,850	442.56	65.9	291.82	570.66	416.57	54.8	228.24	426.68	27.9	33.7
Orlando	2	2,448	395.30	64.4	254.71	498.62	398.72	27.3	108.98	196.25	133.7	154.1
Phoenix	4	1,822	366.88	69.1	253.45	551.73	301.23	56.5	170.12	346.53	49.0	59.2
Los Angeles/ Orange County	3	1,067	290.28	79.6	231.14	331.60	234.10	50.5	118.33	162.84	95.3	103.6
New York	2	2,486	305.98	68.8	210.55	297.35	200.01	34.6	69.19	85.45	204.3	248.0
San Diego	3	3,288	275.85	76.1	209.91	376.43	218.39	45.3	98.85	155.68	112.4	141.8
Austin	2	767	261.29	70.3	183.71	319.55	190.23	51.9	98.76	159.17	86.0	100.8
Philadelphia	2	810	212.19	79.8	169.40	258.46	169.58	58.7	99.52	147.38	70.2	75.4
Washington, D.C. (CBD)	5	3,238	258.02	60.5	156.14	222.68	161.96	42.2	68.41	81.26	128.2	174.0
Chicago	3	1,562	238.34	64.8	154.44	212.39	176.19	37.4	65.84	81.71	134.6	159.9
Seattle	2	1,315	234.51	64.1	150.37	194.36	188.47	27.8	52.43	63.79	186.8	204.7
San Francisco/ San Jose	6	4,162	230.51	63.1	145.43	208.62	155.78	31.4	48.92	63.32	197.3	229.5
Boston	2	1,495	246.01	57.4	141.27	186.74	173.03	37.5	64.82	80.96	117.9	130.6
Northern Virginia	2	916	215.60	65.3	140.83	212.13	177.75	45.4	80.62	118.44	74.7	79.1
Atlanta	2	810	181.26	72.2	130.94	204.64	152.57	54.5	83.14	112.32	57.5	82.2
San Antonio	2	1,512	194.11	67.3	130.73	201.94	160.63	40.8	65.54	95.17	99.5	112.2
New Orleans	1	1,333	196.59	65.3	128.42	187.76	128.95	37.6	48.51	65.71	164.7	185.7
Denver	3	1,340	183.44	63.9	117.14	169.54	149.35	42.1	62.95	80.24	86.1	111.3
Houston	5	1,942	180.33	63.4	114.29	158.00	140.32	59.7	83.73	113.03	36.5	39.8
Other	9	2,936	264.87	61.2	162.17	233.33	243.29	45.3	110.15	156.34	47.2	49.2
Domestic	72	40,585	296.19	66.6	197.36	320.69	249.37	44.0	109.63	169.48	80.0	89.2

International	5	1,499	159.59	53.6	85.55	120.75	85.10	28.0	23.85	34.15	258.8	253.6
All Locations	77	42,084	292.25	66.2	193.38	313.58	245.57	43.4	106.56	164.64	81.5	90.5

All Owned Hotel Results by Location Compared to 2019

	As of September 30, 2022		Year-to-date ended September 30, 2022				Year-to-date ended September 30, 2019
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	2,007	$559.15	76.0%	$424.91	$657.89	$401.92	90.9%	$365.45	$577.41	16.3%	13.9%
Miami	2	1,033	618.23	62.8	388.09	647.24	356.95	80.6	287.82	463.01	34.8	39.8
Jacksonville	1	446	533.33	69.5	370.85	799.91	383.37	77.2	296.02	652.91	25.3	22.5
Florida Gulf Coast	5	1,850	442.56	65.9	291.82	570.66	340.73	72.8	247.94	507.99	17.7	12.3
Orlando	2	2,448	395.30	64.4	254.71	498.62	285.49	70.7	201.76	412.06	26.2	21.0
Phoenix	4	1,822	366.88	69.1	253.45	551.73	292.22	71.7	209.42	472.19	21.0	16.8
Los Angeles/ Orange County	3	1,067	290.28	79.6	231.14	331.60	262.50	84.7	222.39	335.37	3.9	(1.1)
New York	2	2,486	305.98	68.8	210.55	297.35	290.81	82.3	239.46	368.99	(12.1)	(19.4)
San Diego	3	3,288	275.85	76.1	209.91	376.43	255.81	81.2	207.62	372.41	1.1	1.1
Austin	2	767	261.29	70.3	183.71	319.55	246.64	86.6	213.69	361.89	(14.0)	(11.7)
Philadelphia	2	810	212.19	79.8	169.40	258.46	216.10	85.4	184.46	301.70	(8.2)	(14.3)
Washington, D.C. (CBD)	5	3,238	258.02	60.5	156.14	222.68	246.65	83.1	204.99	293.15	(23.8)	(24.0)
Chicago	3	1,562	238.34	64.8	154.44	212.39	218.02	77.8	169.55	243.43	(8.9)	(12.8)
Seattle	2	1,315	234.51	64.1	150.37	194.36	231.59	84.3	195.17	256.01	(23.0)	(24.1)
San Francisco/ San Jose	6	4,162	230.51	63.1	145.43	208.62	284.01	82.2	233.51	323.40	(37.7)	(35.5)
Boston	2	1,495	246.01	57.4	141.27	186.74	242.40	83.8	203.01	289.54	(30.4)	(35.5)
Northern Virginia	2	916	215.60	65.3	140.83	212.13	220.18	76.5	168.33	265.16	(16.3)	(20.0)
Atlanta	2	810	181.26	72.2	130.94	204.64	187.48	84.0	157.49	258.05	(16.9)	(20.7)
San Antonio	2	1,512	194.11	67.3	130.73	201.94	183.18	73.0	133.69	195.06	(2.2)	3.5
New Orleans	1	1,333	196.59	65.3	128.42	187.76	188.24	79.9	150.35	219.33	(14.6)	(14.4)
Denver	3	1,340	183.44	63.9	117.14	169.54	175.15	76.3	133.61	195.92	(12.3)	(13.5)
Houston	5	1,942	180.33	63.4	114.29	158.00	178.46	72.4	129.22	184.58	(11.6)	(14.4)
Other	9	2,936	264.87	61.2	162.17	233.33	193.56	76.5	148.07	222.10	9.5	5.1
Domestic	72	40,585	296.19	66.6	197.36	320.69	258.57	79.6	205.77	333.27	(4.1)	(3.8)

International	5	1,499	159.59	53.6	85.55	120.75	154.30	71.1	109.74	159.00	(22.0)	(24.1)
All Locations	77	42,084	292.25	66.2	193.38	313.58	255.20	79.3	202.32	327.00	(4.4)	(4.1)

___________

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)(2) (cont.)

(1)
To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics and operating results for the periods included in this presentation on a comparable hotel basis. However, due to the COVID-19 pandemic and its effects on operations there is little comparability between periods. For this reason, we temporarily are suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting in these tables statistics which include the following adjustments: (1) operating results are presented for all consolidated properties owned as of September 30, 2022 but do not include the results of operations for properties sold or held-for-sale as of the reporting date; and (2) operating results for acquisitions as of September 30, 2022 are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. See the Notes to Financial Information – All Owned Hotel Operating Statistics and Results for further information on these statistics. See the tables that follow for the Company’s actual operating statistics without these adjustments. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings. CBD of a location refers to the central business district.
(2)
Hotel RevPAR is calculated as room revenues divided by the available room nights. Hotel Total RevPAR is calculated by dividing the sum of rooms, food and beverage and other revenues by the available room nights.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (cont.)

Results by Location Compared to 2021 - actual, based on ownership period(1)

	As of September 30,
	2022	2021	Quarter ended September 30, 2022				Quarter ended September 30, 2021
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	4	$565.30	73.6%	$416.12	$643.06	$514.34	82.8%	$425.86	$635.28	(2.3)%	1.2%
Miami	2	3	457.43	50.2	229.66	427.55	364.54	55.2	201.40	333.79	14.0	28.1
Jacksonville	1	1	487.53	67.0	326.67	707.75	465.60	68.7	319.90	683.35	2.1	3.6
Florida Gulf Coast	5	5	330.56	53.9	178.01	340.62	314.16	45.2	141.93	286.62	25.4	18.8
Orlando	2	2	327.78	61.4	201.23	427.58	332.90	37.4	124.35	228.19	61.8	87.4
Phoenix	4	4	251.77	58.1	146.25	372.05	245.88	57.7	141.92	321.83	3.0	15.6
Los Angeles/ Orange County	3	5	303.74	86.4	262.42	372.72	218.60	71.1	155.40	216.04	68.9	72.5
New York	2	3	309.77	84.3	260.99	351.90	217.90	46.2	100.72	130.88	159.1	168.9
San Diego	3	3	292.38	85.4	249.83	440.67	247.61	72.1	178.55	281.14	39.9	56.7
Austin	2	1	233.32	68.3	159.46	289.77	181.59	57.2	103.84	162.10	53.6	78.8
Philadelphia	2	2	221.65	85.9	190.48	286.56	191.85	79.1	151.74	223.07	25.5	28.5
Washington, D.C. (CBD)	5	5	237.56	65.7	156.01	223.72	185.06	37.1	68.65	96.94	127.3	130.8
Chicago	3	4	253.75	77.8	197.54	269.26	191.01	62.4	119.27	149.38	65.6	80.3
Seattle	2	2	264.88	81.9	216.97	274.62	202.49	53.5	108.25	130.03	100.4	111.2
San Francisco/ San Jose	6	7	244.45	71.3	174.35	249.76	163.42	50.0	81.72	104.30	113.4	139.5
Boston	2	3	263.46	63.8	167.99	223.00	204.56	48.1	98.46	117.58	70.6	89.7
Northern Virginia	2	3	214.33	67.2	144.06	219.78	169.41	60.6	102.70	156.44	40.3	40.5
Atlanta	2	4	183.46	72.8	133.57	199.97	178.31	56.6	100.94	142.30	32.3	40.5
San Antonio	2	2	190.72	64.5	122.96	194.39	181.30	55.8	101.18	149.13	21.5	30.3
New Orleans	1	1	163.33	63.6	103.87	158.20	136.76	54.3	74.30	91.66	39.8	72.6
Denver	3	3	197.50	76.5	151.18	214.65	169.25	65.4	110.75	141.64	36.5	51.5
Houston	5	4	176.72	62.1	109.74	149.01	149.60	66.6	99.67	133.88	10.1	11.3
Other	9	8	261.04	63.6	166.04	240.26	203.77	53.2	108.38	150.97	53.2	59.1
Domestic	72	79	277.68	69.9	194.13	310.58	233.85	55.7	130.18	196.75	49.1	57.9

International	5	5	200.98	62.0	124.66	162.44	90.99	51.4	46.77	66.43	166.5	144.5
All Locations	77	84	275.25	69.6	191.66	305.33	229.68	55.5	127.54	192.63	50.3	58.5

Results by Location Compared to 2019 - actual, based on ownership period(1)

	As of September 30,
	2022	2019	Quarter ended September 30, 2022				Quarter ended September 30, 2019
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	4	$565.30	73.6%	$416.12	$643.06	$385.51	91.5%	$352.78	$543.42	18.0%	18.3%
Miami	2	3	457.43	50.2	229.66	427.55	235.65	73.9	174.18	294.09	31.8	45.4
Jacksonville	1	1	487.53	67.0	326.67	707.75	363.69	69.0	251.05	516.90	30.1	36.9
Florida Gulf Coast	5	5	330.56	53.9	178.01	340.62	242.93	61.6	149.63	302.07	19.0	12.8
Orlando	2	1	327.78	61.4	201.23	427.58	155.29	59.2	91.97	231.78	118.8	84.5
Phoenix	4	3	251.77	58.1	146.25	372.05	187.65	58.4	109.56	266.45	33.5	39.6
Los Angeles/ Orange County	3	6	303.74	86.4	262.42	372.72	226.14	85.8	194.13	288.91	35.2	29.0
New York	2	3	309.77	84.3	260.99	351.90	271.11	92.0	249.40	341.59	4.6	3.0
San Diego	3	4	292.38	85.4	249.83	440.67	235.94	84.9	200.22	347.13	24.8	26.9
Austin	2	—	233.32	68.3	159.46	289.77	—	—	—	—	—	—
Philadelphia	2	2	221.65	85.9	190.48	286.56	207.13	88.2	182.60	295.52	4.3	(3.0)
Washington, D.C. (CBD)	5	5	237.56	65.7	156.01	223.72	211.15	84.4	178.19	254.63	(12.4)	(12.1)
Chicago	3	4	253.75	77.8	197.54	269.26	217.96	85.2	185.76	259.62	6.3	3.7
Seattle	2	2	264.88	81.9	216.97	274.62	260.45	90.2	234.96	291.64	(7.7)	(5.8)
San Francisco/ San Jose	6	7	244.45	71.3	174.35	249.76	266.18	84.2	224.20	301.99	(22.2)	(17.3)
Boston	2	4	263.46	63.8	167.99	223.00	243.62	91.4	222.58	293.17	(24.5)	(23.9)
Northern Virginia	2	3	214.33	67.2	144.06	219.78	199.70	72.7	145.09	217.46	(0.7)	1.1
Atlanta	2	4	183.46	72.8	133.57	199.97	168.45	85.0	143.25	215.95	(6.8)	(7.4)
San Antonio	2	2	190.72	64.5	122.96	194.39	165.01	66.6	109.84	155.81	11.9	24.8
New Orleans	1	1	163.33	63.6	103.87	158.20	156.82	77.0	120.78	175.05	(14.0)	(9.6)
Denver	3	3	197.50	76.5	151.18	214.65	184.28	84.5	155.64	218.16	(2.9)	(1.6)
Houston	5	4	176.72	62.1	109.74	149.01	170.32	67.0	114.07	159.84	(3.8)	(6.8)
Other	9	6	261.04	63.6	166.04	240.26	172.44	80.7	139.19	195.48	19.3	22.9
Domestic	72	77	277.68	69.9	194.13	310.58	229.97	80.9	186.05	283.16	4.3	9.7

International	5	5	200.98	62.0	124.66	162.44	159.14	75.9	120.86	166.88	3.1	(2.7)
All Locations	77	82	275.25	69.6	191.66	305.33	227.93	80.8	184.06	279.60	4.1	9.2

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (cont.)

Results by Location Compared to 2021 - actual, based on ownership period(1)

	As of September 30,
	2022	2021	Year-to-date ended September 30, 2022				Year-to-date ended September 30, 2021
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	4	$559.15	76.0%	$424.91	$657.89	$470.97	67.4%	$317.20	$476.28	34.0%	38.1%
Miami	2	3	573.01	64.5	369.80	609.25	472.94	57.4	271.38	424.17	36.3	43.6
Jacksonville	1	1	533.33	69.5	370.85	799.91	506.77	57.8	293.02	587.76	26.6	36.1
Florida Gulf Coast	5	5	442.56	65.9	291.82	570.66	416.57	54.8	228.24	426.68	27.9	33.7
Orlando	2	2	395.30	64.4	254.71	498.62	313.90	26.5	83.14	157.35	206.4	216.9
Phoenix	4	4	366.88	69.1	253.45	551.73	301.23	56.5	170.12	346.53	49.0	59.2
Los Angeles/ Orange County	3	5	290.28	79.6	231.14	331.60	190.62	53.1	101.25	138.42	128.3	139.6
New York	2	3	288.08	63.5	182.96	256.78	189.90	31.7	60.17	75.05	204.1	242.2
San Diego	3	3	275.85	76.1	209.91	376.43	218.39	45.3	98.85	155.68	112.4	141.8
Austin	2	1	261.29	70.3	183.71	319.55	181.39	58.7	106.44	156.20	72.6	104.6
Philadelphia	2	2	212.19	79.8	169.40	258.46	169.58	58.7	99.52	147.38	70.2	75.4
Washington, D.C. (CBD)	5	5	258.02	60.5	156.14	222.68	161.96	42.2	68.41	81.26	128.2	174.0
Chicago	3	4	227.82	63.1	143.86	196.43	168.03	37.4	62.92	77.59	128.6	153.2
Seattle	2	2	234.51	64.1	150.37	194.36	188.47	27.8	52.43	63.79	186.8	204.7
San Francisco/ San Jose	6	7	230.51	63.1	145.43	208.62	153.68	31.5	48.40	62.82	200.4	232.1
Boston	2	3	240.93	55.5	133.65	175.93	180.00	25.7	46.18	56.54	189.4	211.2
Northern Virginia	2	3	215.60	65.3	140.83	212.13	161.62	44.3	71.60	107.52	96.7	97.3
Atlanta	2	4	181.26	72.2	130.94	204.64	170.45	48.0	81.83	111.31	60.0	83.8
San Antonio	2	2	194.11	67.3	130.73	201.94	160.63	40.8	65.54	95.17	99.5	112.2
New Orleans	1	1	196.59	65.3	128.42	187.76	128.95	37.6	48.51	65.71	164.7	185.7
Denver	3	3	183.44	63.9	117.14	169.54	149.35	42.1	62.95	80.24	86.1	111.3
Houston	5	4	180.33	63.4	114.29	158.00	140.32	59.7	83.73	113.03	36.5	39.8
Other	9	8	264.87	61.2	162.17	233.33	170.49	40.8	69.58	94.34	133.1	147.3
Domestic	72	79	293.77	66.1	194.23	314.75	233.25	42.4	98.82	150.74	96.5	108.8

International	5	5	159.59	53.6	85.55	120.75	85.10	28.0	23.85	34.15	258.8	253.6
All Locations	77	84	289.98	65.7	190.46	308.03	230.09	41.9	96.43	147.02	97.5	109.5

Results by Location Compared to 2019 - actual, based on ownership period(1)

	As of September 30,
	2022	2019	Year-to-date ended September 30, 2022				Year-to-date ended September 30, 2019
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	4	$559.15	76.0%	$424.91	$657.89	$401.92	90.9%	$365.45	$563.64	16.3%	16.7%
Miami	2	3	573.01	64.5	369.80	609.25	293.90	79.8	234.60	367.10	57.6	66.0
Jacksonville	1	1	533.33	69.5	370.85	799.91	383.37	77.2	296.02	652.91	25.3	22.5
Florida Gulf Coast	5	5	442.56	65.9	291.82	570.66	340.73	72.8	247.94	507.99	17.7	12.3
Orlando	2	1	395.30	64.4	254.71	498.62	182.58	69.5	126.97	303.48	100.6	64.3
Phoenix	4	3	366.88	69.1	253.45	551.73	270.22	73.4	198.47	419.43	27.7	31.5
Los Angeles/ Orange County	3	6	290.28	79.6	231.14	331.60	214.91	84.4	181.37	273.04	27.4	21.5
New York	2	3	288.08	63.5	182.96	256.78	268.13	82.9	222.31	328.43	(17.7)	(21.8)
San Diego	3	4	275.85	76.1	209.91	376.43	236.69	81.5	192.90	345.20	8.8	9.0
Austin	2	—	261.29	70.3	183.71	319.55	—	—	—	—	—	—
Philadelphia	2	2	212.19	79.8	169.40	258.46	216.10	85.4	184.46	301.70	(8.2)	(14.3)
Washington, D.C. (CBD)	5	5	258.02	60.5	156.14	222.68	246.65	83.1	204.99	293.15	(23.8)	(24.0)
Chicago	3	4	227.82	63.1	143.86	196.43	198.58	76.6	152.16	210.78	(5.5)	(6.8)
Seattle	2	2	234.51	64.1	150.37	194.36	231.59	84.3	195.17	256.01	(23.0)	(24.1)
San Francisco/ San Jose	6	7	230.51	63.1	145.43	208.62	279.15	81.5	227.38	315.49	(36.0)	(33.9)
Boston	2	4	240.93	55.5	133.65	175.93	237.01	82.6	195.81	268.56	(31.7)	(34.5)
Northern Virginia	2	3	215.60	65.3	140.83	212.13	197.94	74.8	148.13	226.05	(4.9)	(6.2)
Atlanta	2	4	181.26	72.2	130.94	204.64	193.39	79.8	154.29	235.46	(15.1)	(13.1)
San Antonio	2	2	194.11	67.3	130.73	201.94	183.18	73.0	133.69	195.06	(2.2)	3.5
New Orleans	1	1	196.59	65.3	128.42	187.76	188.24	79.9	150.35	219.33	(14.6)	(14.4)
Denver	3	3	183.44	63.9	117.14	169.54	175.15	76.3	133.61	195.92	(12.3)	(13.5)
Houston	5	4	180.33	63.4	114.29	158.00	178.46	72.4	129.22	184.58	(11.6)	(14.4)
Other	9	6	264.87	61.2	162.17	233.33	173.68	76.9	133.48	197.30	21.5	18.3
Domestic	72	77	293.77	66.1	194.23	314.75	240.89	79.7	191.94	303.24	1.2	3.8

International	5	5	159.59	53.6	85.55	120.75	154.30	71.1	109.74	159.00	(22.0)	(24.1)
All Locations	77	82	289.98	65.7	190.46	308.03	238.59	79.4	189.51	298.97	0.5	3.0

(1) Represents the results of the portfolio for the time period of our ownership, including dispositions through their date of disposal and acquisitions beginning as of the date of acquisition.

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Results (1)

(unaudited, in millions, except hotel statistics)

	Quarter ended September 30,			Year-to-date ended September 30,
	2022	2021	2019	2022	2021	2019
Number of hotels	77	76	75	77	76	75
Number of rooms	42,084	41,861	41,696	42,084	41,861	41,696
Change in All Owned Hotel Total RevPAR	48.1%	—	—	90.5%	—	—
Change in All Owned Hotel RevPAR	42.0%	—	—	81.5%	—	—
Operating profit (loss) margin⁽²⁾	12.4%	(11.3)%	10.9%	16.4%	(17.4)%	15.3%
All Owned Hotel EBITDA margin⁽²⁾	28.7%	24.9%	26.2%	32.7%	21.1%	30.2%
Food and beverage profit margin⁽²⁾	30.3%	23.6%	23.8%	34.6%	22.7%	31.7%
All Owned Hotel food and beverage profit margin⁽²⁾	30.3%	24.3%	25.2%	35.1%	23.2%	33.2%

Net income (loss)	$116	$(120)	$372	$494	$(334)	$851
Depreciation and amortization	164	263	165	498	597	501
Interest expense	40	43	46	113	128	132
Provision (benefit) for income taxes	6	(13)	4	29	(81)	22
Gain on sale of property and corporate level income/expense	15	19	(263)	32	31	(296)
Severance expense (reversal) at hotel properties	—	(2)	—	2	(5)	—
All Owned Hotel adjustments⁽¹⁾	—	8	(28)	11	62	(87)
All Owned Hotel EBITDA⁽¹⁾	$341	$198	$296	$1,179	$398	$1,123

___________

(1)
See the Notes to Financial Information for a discussion of non-GAAP measures and the limitations on their use. All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of September 30, 2022. All Owned Hotel results also include the results of our leased office buildings and other non-hotel revenue and expense items. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.
(2)
Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the unaudited condensed consolidated statements of operations. All Owned Hotel margins are calculated using amounts presented in the following tables, which include reconciliations to the applicable GAAP results:

	Quarter ended September 30, 2022				Quarter ended September 30, 2021
		Adjustments				Adjustments
	GAAP Results	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Room	$746	$(2)	$—	$744	$557	$—	$(36)	$—	$521
Food and beverage	330	—	—	330	191	—	(7)	—	184
Other	113	—	—	113	96	—	(3)	—	93
Total revenues	1,189	(2)	—	1,187	844	—	(46)	—	798
Expenses
Room	190	(1)	—	189	150	1	(16)	—	135
Food and beverage	230	—	—	230	146	1	(8)	—	139
Other	438	(1)	—	437	361	—	(30)	—	331
Depreciation and amortization	164	—	(164)	—	263	—	—	(263)	—
Corporate and other expenses	29	—	(29)	—	24	—	—	(24)	—
Gain on insurance and business interruption settlements	(10)	—	—	(10)	(5)	—	—	—	(5)
Total expenses	1,041	(2)	(193)	846	939	2	(54)	(287)	600
Operating Profit - All Owned Hotel EBITDA	$148	$—	$193	$341	$(95)	$(2)	$8	$287	$198

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Results (1) (cont.)

(unaudited, in millions, except hotel statistics)

	Quarter ended September 30, 2022				Quarter ended September 30, 2019
		Adjustments				Adjustments
	GAAP Results	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Room	$746	$(2)	$—	$744	$830	$(104)	$—	$726
Food and beverage	330	—	—	330	341	(23)	—	318
Other	113	—	—	113	91	(3)	—	88
Total revenues	1,189	(2)	—	1,187	1,262	(130)	—	1,132
Expenses
Room	190	(1)	—	189	221	(34)	—	187
Food and beverage	230	—	—	230	260	(22)	—	238
Other	438	(1)	—	437	457	(46)	—	411
Depreciation and amortization	164	—	(164)	—	165	—	(165)	—
Corporate and other expenses	29	—	(29)	—	26	—	(26)	—
Gain on insurance and business interruption settlements	(10)	—	—	(10)	(4)	—	4	—
Total expenses	1,041	(2)	(193)	846	1,125	(102)	(187)	836
Operating Profit - All Owned Hotel EBITDA	$148	$—	$193	$341	$137	$(28)	$187	$296

	Year-to-date ended September 30, 2022					Year-to-date ended September 30, 2021
		Adjustments					Adjustments
	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Room	$2,251	$—	$(28)	$—	$2,223	$1,237	$—	$(20)	$—	$1,217
Food and beverage	1,032	—	(5)	—	1,027	405	—	7	—	412
Other	361	—	(2)	—	359	250	—	5	—	255
Total revenues	3,644	—	(35)	—	3,609	1,892	—	(8)	—	1,884
Expenses
Room	539	—	(16)	—	523	324	1	(24)	—	301
Food and beverage	675	—	(8)	—	667	313	1	2	—	316
Other	1,275	(2)	(22)	—	1,251	919	3	(48)	—	874
Depreciation and amortization	498	—	—	(498)	—	597	—	—	(597)	—
Corporate and other expenses	77	—	—	(77)	—	73	—	—	(73)	—
Gain on insurance and business interruption settlements	(17)	—	—	6	(11)	(5)	—	—	—	(5)
Total expenses	3,047	(2)	(46)	(569)	2,430	2,221	5	(70)	(670)	1,486
Operating Profit - All Owned Hotel EBITDA	$597	$2	$11	$569	$1,179	$(329)	$(5)	$62	$670	$398

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Results (1) (cont.)

(unaudited, in millions, except hotel statistics)

	Year-to-date ended September 30, 2022					Year-to-date ended September 30, 2019
		Adjustments					Adjustments
	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Room	$2,251	$—	$(28)	$—	$2,223	$2,618	$(316)	$—	$2,302
Food and beverage	1,032	—	(5)	—	1,027	1,223	(80)	—	1,143
Other	361	—	(2)	—	359	294	(15)	—	279
Total revenues	3,644	—	(35)	—	3,609	4,135	(411)	—	3,724
Expenses
Room	539	—	(16)	—	523	664	(105)	—	559
Food and beverage	675	—	(8)	—	667	835	(72)	—	763
Other	1,275	(2)	(22)	—	1,251	1,426	(147)	—	1,279
Depreciation and amortization	498	—	—	(498)	—	501	—	(501)	—
Corporate and other expenses	77	—	—	(77)	—	80	—	(80)	—
Gain on insurance and business interruption settlements	(17)	—	—	6	(11)	(4)	—	4	—
Total expenses	3,047	(2)	(46)	(569)	2,430	3,502	(324)	(577)	2,601
Operating Profit - All Owned Hotel EBITDA	$597	$2	$11	$569	$1,179	$633	$(87)	$577	$1,123

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) to

EBITDA, EBITDAre and Adjusted EBITDAre (1)

(unaudited, in millions)

	Quarter ended September 30,		Year-to-date ended September 30,
	2022	2021	2022	2021
Net income (loss)	$116	$(120)	$494	$(334)
Interest expense	40	43	113	128
Depreciation and amortization	164	171	498	505
Income taxes	6	(13)	29	(81)
EBITDA	326	81	1,134	218
Gain on dispositions⁽²⁾	(5)	—	(18)	—
Non-cash impairment expense	—	92	—	92
Equity investment adjustments:
Equity in (earnings) losses of affiliates	1	(2)	(3)	(36)
Pro rata EBITDAre of equity investments⁽³⁾	6	8	27	21
EBITDAre	328	179	1,140	295
Adjustments to EBITDAre:
Gain on property insurance settlement	—	—	(6)	—
Severance expense (reversal) at hotel properties	—	(2)	—	(5)
Adjusted EBITDAre	$328	$177	$1,134	$290

___________

(1)
See the Notes to Financial Information for discussion of non-GAAP measures.
(2)
Reflects the sale of four hotels in 2022.
(3)
Pro rata EBITDAre of equity investments and pro rata FFO of equity investments for the year-to-date ended September 30, 2021 include a realized gain of approximately $3 million related to equity securities held by one of our unconsolidated partnerships, Fifth Wall Ventures, L.P. Unrealized gains of our unconsolidated investments are not recognized in our EBITDAre, Adjusted EBITDAre, NAREIT FFO or Adjusted FFO until they have been realized by the unconsolidated partnership.

HOST HOTELS & RESORTS, INC.

Reconciliation of Diluted Earnings (Loss) per Common Share to

NAREIT and Adjusted Funds From Operations per Diluted Share (1)

(unaudited, in millions, except per share amounts)

	Quarter ended September 30,		Year-to-date ended September 30,
	2022	2021	2022	2021
Net income (loss)	$116	$(120)	$494	$(334)
Less: Net (income) loss attributable to non- controlling interests	(2)	1	(8)	3
Net income (loss) attributable to Host Inc.	114	(119)	486	(331)
Adjustments:
Gain on dispositions⁽²⁾	(5)	—	(18)	—
Gain on property insurance settlement	—	—	(6)	—
Depreciation and amortization	164	171	497	504
Non-cash impairment expense	—	92	—	92
Equity investment adjustments:
Equity in (earnings) losses of affiliates	1	(2)	(3)	(36)
Pro rata FFO of equity investments⁽³⁾	4	6	21	16
Consolidated partnership adjustments:
FFO adjustment for non-controlling partnerships	(1)	—	(1)	(1)
FFO adjustments for non-controlling interests of Host L.P.	(2)	(3)	(6)	(6)
NAREIT FFO	275	145	970	238
Adjustments to NAREIT FFO:
Severance expense (reversal) at hotel properties	—	(2)	—	(5)
Adjusted FFO	$275	$143	$970	$233

For calculation on a per share basis:⁽⁴⁾

Diluted weighted average shares outstanding - EPS	717.6	713.9	717.4	709.0
Assuming issuance of common shares granted under the comprehensive stock plans	—	1.6	—	1.6
Diluted weighted average shares outstanding - NAREIT FFO and Adjusted FFO	717.6	715.5	717.4	710.6
Diluted earnings (loss) per common share	$0.16	$(0.17)	$0.68	$(0.47)
NAREIT FFO per diluted share	$0.38	$0.20	$1.35	$0.33
Adjusted FFO per diluted share	$0.38	$0.20	$1.35	$0.33

___________

(1-3) Refer to corresponding footnote on the Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre.

(4)
Diluted earnings (loss) per common share, NAREIT FFO per diluted share and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to

EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to

NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2022 Forecasts (1)

(unaudited, in millions)

	Full Year 2022
	Low-end of range	High-end of range
Net income	$617	$645
Interest expense	158	158
Depreciation and amortization	663	663
Income taxes	30	32
EBITDA	1,468	1,498
Gain on dispositions	(18)	(18)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	(8)	(8)
Pro rata EBITDAre of equity investments	34	34
EBITDAre	1,476	1,506
Adjustments to EBITDAre:
Gain on property insurance settlement	(6)	(6)
Adjusted EBITDAre	$1,470	$1,500

	Full Year 2022
	Low-end of range	High-end of range
Net income	$617	$645
Less: Net income attributable to non-controlling interests	(10)	(10)
Net income attributable to Host Inc.	607	635
Adjustments:
Gain on dispositions	(18)	(18)
Gain on property insurance settlement	(6)	(6)
Depreciation and amortization	662	662
Equity investment adjustments:
Equity in earnings of affiliates	(8)	(8)
Pro rata FFO of equity investments	27	27
Consolidated partnership adjustments:
FFO adjustment for non-controlling partnerships	(1)	(1)
FFO adjustment for non-controlling interests of Host LP	(9)	(9)
NAREIT FFO and Adjusted FFO	$1,254	$1,282

Diluted weighted average shares outstanding - EPS, NAREIT FFO and Adjusted FFO	717.4	717.4
Diluted earnings per common share	$0.85	$0.89
NAREIT and Adjusted FFO per diluted share	$1.75	$1.79

___________

(1)
The Forecasts are based on the below assumptions:
•
All Owned Hotel RevPAR will increase 63.7% to 65.4% compared to 2021 for the low and high end of the forecast range.
•
All Owned Hotel EBITDA margins will increase 820 to 850 basis points compared to 2021 for the low and high ends of the forecasted All Owned Hotel RevPAR range, respectively.
•
We expect to spend approximately $500 million to $575 million on capital expenditures.
•
There will be no additional hotel acquisitions or dispositions in 2022.
•
The Ritz-Carlton, Naples will remain closed due to Hurricane Ian for the fourth quarter and Hyatt Regency Coconut Point Resort and Spa will remain closed for part of the fourth quarter.

For a discussion of items that may affect forecast results, see the Notes to Financial Information.

HOST HOTELS & RESORTS, INC.

Schedule of All Owned Hotel Results for Full Year 2022 Forecasts (1)

(unaudited, in millions)

	Full Year 2022
	Low-end of range	High-end of range
Operating profit margin (2)	15.3%	15.8%
All Owned Hotel EBITDA margin (2)	31.6%	31.9%

Net income	$617	$645
Depreciation and amortization	663	663
Interest expense	158	158
Provision for income taxes	30	32
Gain on sale of property and corporate level income/expense	42	42
Severance expense at hotel properties	2	2
All Owned Hotel adjustments (1)	11	11
All Owned Hotel EBITDA (1)	$1,523	$1,553

___________

(1)
See "Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2022 Forecasts" for other forecast assumptions. All Owned Hotel adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of September 30, 2022, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as September 30, 2022. All Owned Hotel guidance does not include the results of the Four Seasons Resort and Residences Jackson Hole, acquired on November 1, 2022. All Owned Hotel results also include the results of our leased office buildings and other non-hotel revenue and expense items.
(2)
Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the unaudited condensed consolidated statements of operations. All Owned Hotel margins are calculated using amounts presented in the following tables, which include reconciliations to the applicable GAAP results:

	Low-end of range					High-end of range
		Adjustments					Adjustments
	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results	GAAP Results	Severance at hotel properties	All Owned Hotel adjustments	Depreciation and corporate level items	All Owned Hotel Results
Revenues
Rooms	$2,993	$—	$(28)	$—	$2,965	$3,024	$—	$(28)	$—	$2,996
Food and beverage	1,402	—	(5)	—	1,397	1,415	—	(5)	—	1,410
Other	460	—	(2)	—	458	464	—	(2)	—	462
Total revenues	4,855	—	(35)	—	4,820	4,903	—	(35)	—	4,868
Expenses
Hotel expenses	3,356	(2)	(46)	—	3,308	3,374	(2)	(46)	—	3,326
Depreciation	663	—	—	(663)	—	663	—	—	(663)	—
Corporate and other expenses	108	—	—	(108)	—	108	—	—	(108)	—
Gain on insurance and business interruption settlements	(17)	—	—	6	(11)	(17)	—	—	6	(11)
Total expenses	4,110	(2)	(46)	(765)	3,297	4,128	(2)	(46)	(765)	3,315
Operating Profit - All Owned Hotel EBITDA	$745	$2	$11	$765	$1,523	$775	$2	$11	$765	$1,553

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Forecasts

Our forecast of net income, earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre and All Owned Hotel results are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

All Owned Hotel Operating Statistics and Results

To facilitate a quarter-to-quarter comparison of our operations, we typically present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this presentation on a comparable hotel basis in order to enable our investors to better evaluate our operating performance (discussed in “Hotel Property Level Operating Results” below). However, due to the COVID-19 pandemic and its effects on operations, there is little comparability between periods. For this reason, we temporarily are suspending our comparable hotel presentation and instead present hotel operating results for all consolidated hotels and, to facilitate comparisons between periods, we are presenting results, referred to as "All Owned Hotel", which include the following adjustments: (1) operating results are presented for all consolidated hotels owned as of September 30, 2022, but do not include the results of operations for properties sold or held-for-sale as of the reporting date; and (2) operating results for acquisitions as of September 30, 2022 are reflected for full calendar years, to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results.

Foreign Currency Translation

Operating results denominated in foreign currencies are translated using the prevailing exchange rates on the date of the transaction, or monthly based on the weighted average exchange rate for the period. Therefore, hotel statistics and results for non-U.S. properties include the effect of currency fluctuations, consistent with our financial statement presentation.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) EBITDAre and Adjusted EBITDAre, and (iv) All Owned Hotel Operating Statistics and Results. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO and NAREIT FFO per Diluted Share

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. Effective January 1, 2019, we adopted NAREIT’s definition of FFO included in NAREIT’s Funds From Operations White Paper – 2018 Restatement. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment expense of certain real estate assets and investments and adjustments for consolidated partially-owned entities and unconsolidated affiliates. Adjustments for consolidated partially-owned entities and unconsolidated affiliates are calculated to reflect our pro rata share of the FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairment expense and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its Funds From Operations White Paper – 2018 Restatement, the primary purpose for including FFO as a supplemental measure of operating performance of a REIT is to address the artificial nature of historical cost depreciation and amortization of real estate and real estate-related assets mandated by GAAP. For these reasons, NAREIT adopted the FFO metric in order to promote a uniform industry-wide measure of REIT operating performance.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information (cont.)

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of diluted earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•
Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs from the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.
•
Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.
•
Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.
•
Severance Expense –In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business.

In unusual circumstances, we also may adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in 2017, as a result of the reduction of the U.S. federal corporate income tax rate from 35% to 21% by the Tax Cuts and Jobs Act, we remeasured our domestic deferred tax assets as of December 31, 2017 and recorded a one-time adjustment to reduce our deferred tax assets and to increase the provision for income taxes by approximately $11 million. We do not consider this adjustment to be reflective of our on-going operating performance and, therefore, we excluded this item from Adjusted FFO.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs.

EBITDAre and Adjusted EBITDAre

We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment expense of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre:

•
Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing

HOST HOTELS & RESORTS, INC.

Notes to Financial Information (cont.)

performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets.
•
Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.
•
Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.
•
Severance Expense – In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business.

In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last adjustment of this nature was a 2013 exclusion of a gain from an eminent domain claim.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA, EBITDAre and Adjusted EBITDAre

We calculate EBITDAre and NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies that do not use the NAREIT definition of EBITDAre and FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although EBITDAre and FFO per diluted share are useful measures when comparing our results to other REITs, they may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share and Adjusted EBITDAre, which are not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs or by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA, EBITDAre and Adjusted EBITDAre purposes only), severance expense related to significant property-level reconfiguration and other items have been, and will be, made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations and consolidated statements of cash flows in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA, EBITDAre and Adjusted EBITDAre should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Similarly, EBITDAre, Adjusted EBITDAre, NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of our equity investments and NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of non-controlling partners in consolidated partnerships. Our equity investments consist of interests ranging from 11% to 67% in eight domestic and international partnerships that own a total of 26 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for NAREIT FFO and Adjusted FFO per diluted share, EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for consolidated partnerships (for NAREIT FFO and Adjusted FFO per diluted share) and equity investments may not accurately depict the legal and economic implications of our investments in these entities.

Hotel Property Level Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a hotel-level basis as supplemental information for our investors. Our hotel results reflect the operating results of our hotels as discussed in “All Owned Hotel Operating Statistics and Results” above. We present All Owned Hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our hotels after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization expense). Corporate-level costs and expenses also are removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information about the ongoing operating performance of our hotels. All Owned Hotel results are presented both by location and for the

HOST HOTELS & RESORTS, INC.

Notes to Financial Information (cont.)

Company’s properties in the aggregate. We eliminate from our hotel level operating results severance costs related to broad-based and significant property-level reconfiguration that is not considered to be within the normal course of business, as we believe this elimination provides useful supplemental information that is beneficial to an investor’s understanding of our ongoing operating performance. We also eliminate depreciation and amortization expense because, even though depreciation and amortization expense are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values historically have risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient.

Because of the elimination of corporate-level costs and expenses, gains or losses on disposition, certain severance expenses and depreciation and amortization expense, the hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

While management believes that presentation of All Owned Hotel results is a supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of our hotels, as these decisions are based on data for individual hotels and are not based on All Owned Hotel results in the aggregate. For these reasons, we believe All Owned Hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.